Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2010, except for notes 3d and 26 which are as of October 15, 2010, relating to the consolidated financial statements of HudBay Minerals Inc. (the “Company”) appearing in the Registration Statement on Form 40-F of the Company dated October 19, 2010.

/s/ Deloitte & Touche LLP

Toronto, Canada

November 2, 2010

INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS